CRI HOTEL INCOME PARTNERS, L.P.
11200 Rockville Pike
Suite 300
Rockville, MD 20852
(301) 468-9200

June 20, 2013

Dear BAC Holder (“BAC Holder”):
In May 2013, a Consent Solicitation Statement and accompanying information regarding the proposed liquidation (the “Plan of Liquidation”) of CRI Hotel Income Partners, L.P. (the “Partnership”) and the proposed Amendment to the Partnership Agreement were sent to you as an outstanding BAC Holder. On June 14, 2013, the proposed Liquidation and the proposed Amendment to the Partnership Agreement were approved by a majority of the BAC Holders.
Since BAC Holders of record holding a majority (57.69%) of the BACs outstanding as of the record date voted for the proposal, the dissolution and liquidation of the Partnership has been approved and ratified by the BAC Holders and the Partnership will proceed with the liquidation and dissolution of the Partnership in accordance with the Plan of Liquidation. Upon the sale of the final asset, the General Partner will initiate the dissolution, winding up and Liquidation of the Partnership under applicable law, and the termination of the existence of the Partnership.
Thank you for your participation in the Partnership.
Sincerely,
CRI HOTEL INCOME PARTNERS, L.P.
By: CRICO Hotel Associates I, L.P., its general partner
By: C.R.I., Inc., its general partner

/s/William B. Dockser
William B. Dockser
Chairman of the Board

/s/H. William Willoughby
H. William Willoughby
President